EXHIBIT 99.1

Integer Holdings Corporation Reports Third Quarter 2017 Results

~ Results Reflect Solid Year-over-Year Growth in Sales, Net Income, and EPS ~
~ Company Increases Full-Year Sales Outlook ~

FRISCO, Texas, Oct. 26, 2017 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three and nine months ended September 29, 2017.

Third Quarter 2017 Highlights

  Sales of $363 million, an increase of 4.8% on a reported basis and 4.4% on an organic basis year-over-year.
  GAAP: Net Income of $14 million; Diluted EPS of $0.43 per share.
  Non-GAAP: Adjusted Net Income of $26 million; Adjusted Diluted EPS of $0.82 per share.
  GAAP and Non-GAAP EPS include negative impact of $0.05 from foreign currency losses in the quarter.
  Generated $38 million of Cash Flow from Operations and repaid $38 million of debt.
  Company updates 2017 Sales and Adjusted Diluted EPS outlook.
    Sales outlook updated to $1,420 to $1,435 from prior $1,400 to $1,430
    Adjusted Diluted EPS outlook updated to $2.55 to $2.75 from prior $2.55 to $2.95

Year-to-Date 2017 Highlights

  Sales of $1,071 million, an increase of 4.3% on a reported basis and 4.5% on an organic basis year-over-year.
  GAAP: Net Income of $12 million.
  Non-GAAP: Adjusted Net Income of $59 million, an increase of 4.5% on a reported basis and 20.4% on an organic basis year-over-year.
  GAAP and Non-GAAP EPS include negative impact of $0.22 from foreign currency losses.
  Repaid $107 million of debt.

“Integer delivered another quarter of solid year-over-year sales growth, driven by strong performance in our Cardio & Vascular, Advanced Surgical, Orthopedics and Portable Medical, and Non-Medical product lines,” said Joseph Dziedzic, Integer’s president and chief executive officer. “Cash flow generation remains strong and enabled further accelerated debt pay down in the quarter. We are on track to deliver results within our original 2017 guidance after adjusting for the impact of foreign exchange.”

2017 Outlook(a)
(dollars in millions, except per share amounts)

	GAAP		Non-GAAP(b)(c)
	As Reported	Growth	Adjusted	Growth	Organic Growth
Sales	$1,420 to $1,435	2.5% to 3.5%	$1,420 to $1,435	2.5% to 3.5%	2.5% to 3.6%
Earnings per Diluted Share	$0.60 to $0.80	Favorable	$2.55 - $2.75	(5%) to 3%	9% to 16%
Cash Flow from Operations	~$150	42%

(a) Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measures for Adjusted Earnings per Diluted Share, included in our “2017 Outlook” above, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from this non-GAAP financial measure.

(b) Adjusted EPS for 2017 is expected to consist of GAAP Net Income and EPS, excluding items such as intangible amortization ($44 million), IP related litigation costs, and consolidation, acquisition, integration, asset disposition and write-down charges, and loss on extinguishment of debt totaling approximately $90 million. The after-tax impact of these items is estimated to be approximately $62 million, or approximately $1.95 per diluted share.

(c) Organic Sales growth excludes the impact of foreign currency exchange rates and the results of Nuvectra prior to its spin-off on March 14, 2016. Organic Adjusted EPS growth excludes the impact of foreign currency reported in other (income) loss, net.

Summary of Financial and Product Line Results

(dollars in thousands, except per share data)

	Three Months Ended
GAAP	3Q 2017	3Q 2016	Change	Organic Growth(b)
Medical Sales(a)
Cardio & Vascular	$138,982	$129,347	7.4%	7.0%
Cardiac & Neuromodulation	101,616	108,147	(6.0)%	(6.0)%
Advanced Surgical, Orthopedics & Portable Medical	107,581	100,203	7.4%	6.4%
Total Medical Sales	348,179	337,697	3.1%	2.6%
Non-Medical Sales	15,129	8,870	70.6%	70.6%
Total Sales	$363,308	$346,567	4.8%	4.4%

Net income	$13,690	$11,458	19.5%
Diluted EPS	$0.43	$0.37	16.2%

	Nine Months Ended
GAAP	3Q 2017	3Q 2016	Change	Organic Growth(b)
Medical Sales(a)
Cardio & Vascular	$396,321	$365,271	8.5%	8.5%
Cardiac & Neuromodulation	311,614	323,599	(3.7)%	(3.4)%
Advanced Surgical, Orthopedics & Portable Medical	321,287	307,956	4.3%	4.7%
Total Medical Sales	$1,029,222	$996,826	3.2%	3.5%
Non-Medical Sales	42,218	30,361	39.1%	39.1%
Total Sales	$1,071,440	$1,027,187	4.3%	4.5%

Net income (loss)	12,341	(1,972)	NM
Diluted EPS	$0.39	$(0.06)	NM

(a) During the first quarter of 2017, we revised the method used to present sales by product line in order to align the legacy Greatbatch and Lake Region Medical methodologies.  We believe the revised presentation will provide improved reporting and better transparency into the operational results of our business and markets.  Prior period amounts have been reclassified to conform to the new product line sales reporting presentation.

(b) Organic Growth for sales is a Non-GAAP measure which excludes the impact of foreign exchange and excludes the results of Nuvectra Corporation (“Nuvectra”) prior to its spin-off on March 14, 2016.  Refer to Table C at the end of this release for a reconciliation of these amounts.

(NM) Calculated change not meaningful.

	Three Months Ended
Non-GAAP(a)	3Q 2017	3Q 2016	QTD Change	Organic Growth(b)
Adjusted EBITDA	$72,750	$75,017	(3.0)%	(0.3)%
Adjusted Net Income	$26,331	$25,796	2.1%	8.4%
Adjusted Diluted EPS	$0.82	$0.83	(1.2)%	4.8%

	Nine Months Ended
Non-GAAP(a)	3Q 2017	3Q 2016	YTD Change	Organic Growth(b)
Adjusted EBITDA	$207,141	$209,314	(1.0)%	4.2%
Adjusted Net Income	$58,986	$56,441	4.5%	20.4%
Adjusted Diluted EPS	$1.85	$1.81	2.2%	17.6%

(a) Refer to Tables A and B at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

(b) Organic Growth for Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are Non-GAAP measures which exclude the foreign currency exchange impact reported in other (income) loss, net.  Refer to Table D at the end of this release for a reconciliation of these amounts.

Discussion of Third Quarter Financial Results

  Medical segment sales grew on a reported and organic basis on strength in our Cardio & Vascular and Advanced Surgical, Orthopedics and Portable Medical product-lines.
  Non-Medical segment sales grew on a reported and organic basis as a result of recovery in the energy market and new business wins.
  GAAP profitability metrics improved year-over-year primarily due to reduced spending on integration, restructuring, consolidation, and optimization activities, lower interest expense, and a net gain on our minority investments partially offset by higher incentive compensation costs, and increased IP related litigation costs.
  GAAP and Non-GAAP profitability metrics reflect solid sales growth and margin expansion from productivity in operations, offset by higher incentive compensation costs, a mix shift to lower margin product-lines, and unfavorable foreign currency impacts on intercompany loans.
  Organic non-GAAP profitability metrics exclude the negative effect of foreign currency exchange losses, which are reported in other (income) loss, net and are primarily non-cash.

Conference Call Information
The Company will host a conference call on Thursday, October 26, 2017, at 5:00 p.m. EDT to discuss these results.  The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (844) 579-6824 (U.S.) or (763) 488-9145 (outside U.S.) and the conference ID is 95706477. The call will be archived on the Company’s website.

About Integer™
Integer Holdings Corporation (NYSE:ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, orthopedics, vascular, advanced surgical and portable medical markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, it develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include GreatbatchTM Medical, Lake Region MedicalTM and ElectrochemTM. Additional information is available at www.integer.net.

Contact Information
Amy Wakeham
VP, Investor Relations
(214) 618-4978
IR@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles (“GAAP”), we provide adjusted net income, adjusted earnings per diluted share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and organic growth rates. Adjusted net income and adjusted earnings per diluted share consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets including inventory step-up amortization, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain litigation expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) gain (loss) on cost and equity method investments, (ix) extinguishment of debt charges, (x) the income tax (benefit) related to these adjustments and (xi) certain tax items that are outside the normal provision for the period. Adjusted earnings per diluted share are calculated by dividing adjusted net income by diluted weighted average shares outstanding. Adjusted EBITDA consists of GAAP net income (loss) plus (i) the same adjustments as listed above except for items (x) and (xi), (ii) GAAP stock-based compensation, interest expense, and depreciation, (iii) GAAP provision (benefit) for income taxes and (iv) cash gains received from cost and equity method investments during the period. To calculate organic sales growth rates, we convert current period sales from local currency to U.S. dollars using the previous periods foreign currency exchange rates and exclude the amount of sales acquired/divested during the period from the current/previous period amounts, respectively. Organic growth rates for Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS exclude the impact of foreign currency exchange gains and losses included in other (income) loss, net. We believe that the presentation of adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, and organic growth rates provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.

Forward-Looking Statements
Some of the statements contained in this press release and other written and oral statements made from time to time by us and our representatives are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include statements relating to:

  future sales, expenses, and profitability;
  future development and expected growth of our business and industry;
  our ability to execute our business model and our business strategy;
  our ability to identify trends within our industries and to offer products and services that meet the changing needs of those markets;
  our ability to remain in compliance with our debt covenants; and
  projected capital expenditures.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this release.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: our high level of indebtedness, our inability to pay principal and interest on this high level of outstanding indebtedness or to remain in compliance with financial and other covenants under our senior secured credit facilities, and the risk that this high level of indebtedness limits our ability to invest in our business and overall financial flexibility; our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost reduction and plant consolidation initiatives; our reliance on third-party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; product field actions or recalls; our inability to successfully consummate and integrate acquisitions and to realize synergies and benefits from these acquisitions and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products including system and device products; the timing, progress and ultimate success of pending regulatory actions and approvals; our inability to obtain licenses to key technology; regulatory changes, including health care reform, or consolidation in the healthcare industry; global economic factors including foreign currency exchange rates and interest rates; the resolution of various legal actions brought against the Company; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Sales	$363,308	$346,567	$1,071,440	$1,027,187
Cost of sales	265,073	248,658	782,707	741,779
Gross profit	98,235	97,909	288,733	285,408
Operating expenses:
Selling, general and administrative expenses (SG&A)	39,733	36,265	118,956	115,781
Research, development and engineering costs	13,607	11,412	39,907	42,358
Other operating expenses (OOE)	6,264	13,370	24,955	50,004
Total operating expenses	59,604	61,047	183,818	208,143
Operating income	38,631	36,862	104,915	77,265
Interest expense	26,485	27,870	81,025	83,395
Other (income) loss, net	156	275	11,979	(2,772)
Income (loss) before income taxes	11,990	8,717	11,911	(3,358)
Income tax benefit	(1,700)	(2,741)	(430)	(1,386)
Net income (loss)	$13,690	$11,458	$12,341	$(1,972)

Earnings (loss) per share:
Basic	$0.43	$0.37	$0.39	$(0.06)
Diluted	$0.43	$0.37	$0.39	$(0.06)

Weighted average shares outstanding:
Basic	31,594	30,782	31,304	30,756
Diluted	32,173	31,153	31,724	30,756

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 29, 2017	December 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$43,637	$52,116
Accounts receivable, net	221,520	204,626
Inventories	246,972	225,151
Refundable income taxes	4	13,388
Prepaid expenses and other current assets	16,167	22,026
Total current assets	528,300	517,307
Property, plant and equipment, net	374,436	372,042
Goodwill	987,316	967,326
Other intangible assets, net	930,644	940,060
Deferred income taxes	4,308	3,970
Other assets	28,468	31,838
Total assets	$2,853,472	$2,832,543
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$28,125	$31,344
Accounts payable	94,404	77,896
Income taxes payable	5,419	3,699
Accrued expenses	77,125	72,281
Total current liabilities	205,073	185,220
Long-term debt	1,601,829	1,698,819
Deferred income taxes	207,005	208,579
Other long-term liabilities	16,136	14,686
Total liabilities	2,030,043	2,107,304
Stockholders’ equity:
Common stock	32	31
Additional paid-in capital	662,729	637,955
Treasury stock	(4,654)	(5,834)
Retained earnings	121,730	109,087
Accumulated other comprehensive income (loss)	43,592	(16,000)
Total stockholders’ equity	823,429	725,239
Total liabilities and stockholders’ equity	$2,853,472	$2,832,543

Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended
	September 29, 2017	September 30, 2016
Cash flows from operating activities:
Net income (loss)	$12,341	$(1,972)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	74,584	67,414
Debt related charges included in interest expense	8,850	5,387
Stock-based compensation	9,895	7,179
Other non-cash losses	10,666	1,938
Deferred income taxes	(6,821)	(12,519)
Changes in operating assets and liabilities:
Accounts receivable	(13,958)	12,510
Inventories	(20,259)	(10,010)
Prepaid expenses and other assets	8,460	(4,663)
Accounts payable	12,905	4,885
Accrued expenses	4,191	(5,650)
Income taxes payable	14,716	7,300
Net cash provided by operating activities	115,570	71,799
Cash flows from investing activities:
Acquisition of property, plant and equipment	(34,059)	(46,968)
Purchase of cost and equity method investments	(1,316)	(2,917)
Other investing activities	673	(1,000)
Net cash used in investing activities	(34,702)	(50,885)
Cash flows from financing activities:
Principal payments of long-term debt	(156,526)	(28,750)
Proceeds from issuance of long-term debt	50,000	57,000
Proceeds from the exercise of stock options	17,074	723
Payment of debt issuance costs	(1,789)	(781)
Distribution of cash and cash equivalents to Nuvectra	—	(76,256)
Purchase of non-controlling interests	—	(6,818)
Other financing activities	(76)	(3,983)
Net cash used in financing activities	(91,317)	(58,865)
Effect of foreign currency exchange rates on cash and cash equivalents	1,970	468
Net decrease in cash and cash equivalents	(8,479)	(37,483)
Cash and cash equivalents, beginning of period	52,116	82,478
Cash and cash equivalents, end of period	$43,637	$44,995

Non-GAAP Reconciliations

Table A: Net Income (Loss) and Diluted EPS Reconciliation
(in thousands except per share amounts)

	Three Months Ended
	September 29, 2017			September 30, 2016
	Pre-Tax	Net Income	Per Diluted Share	Pre-Tax	Net Income	Per Diluted Share
As reported (GAAP)	$11,990	$13,690	$0.43	$8,717	$11,458	$0.37
Adjustments:
Amortization of intangibles(a)	11,051	7,840	0.24	9,473	6,702	0.22
IP related litigation (SG&A)(a)(b)	1,735	1,128	0.04	499	324	0.01
Consolidation and optimization expenses (OOE)(a)(c)	3,143	2,737	0.09	7,779	6,409	0.21
Acquisition and integration expenses (OOE)(a)(d)	2,267	1,106	0.03	5,319	3,492	0.11
Asset dispositions, severance and other (OOE)(a)(e)	854	563	0.02	272	36	—
(Gain) loss on cost and equity method investments, net(a)	(1,906)	(1,239)	(0.04)	245	159	0.01
Loss on extinguishment of debt(a)(f)	778	506	0.02	—	—	—
Tax adjustments(g)	—	—	—	—	(2,784)	(0.09)
Adjusted (Non-GAAP)	$29,912	$26,331	$0.82	$32,304	$25,796	$0.83

Diluted weighted average shares for adjusted EPS		32,173			31,153

	Nine Months Ended
	September 29, 2017			September 30, 2016
	Pre-Tax	Net Income	Per Diluted Share	Pre-Tax	Net Income (Loss)	Per Diluted Share
As reported (GAAP)	$11,911	$12,341	$0.39	$(3,358)	$(1,972)	$(0.06)
Adjustments:
Amortization of intangibles(a)	33,075	23,401	0.73	28,451	20,125	0.64
IP related litigation (SG&A)(a)(b)	3,027	1,968	0.06	2,691	1,749	0.06
Consolidation and optimization expenses (OOE)(a)(c)	8,370	6,729	0.21	21,804	17,698	0.57
Acquisition and integration expenses (OOE)(a)(d)	10,057	6,276	0.20	23,143	15,148	0.49
Asset dispositions, severance and other (OOE)(a)(e)	6,528	4,247	0.13	5,057	4,459	0.14
(Gain) loss on cost and equity method investments, net(a)	2,919	1,897	0.06	(932)	(606)	(0.02)
Loss on extinguishment of debt(a)(f)	3,272	2,127	0.07	—	—	—
Nuvectra results prior to spin-off(a)(i)	—	—	—	4,037	2,624	0.08
Tax adjustments(g)	—	—	—	—	(2,784)	(0.09)
Adjusted (Non-GAAP)	$79,159	$58,986	$1.85	$80,893	$56,441	$1.81

Diluted weighted average shares for adjusted EPS(h)		31,947			31,211

(a) The difference between pre-tax and net income (loss) amounts is the estimated tax impact related to the respective adjustment. Net income amounts are computed using a 35% U.S. tax rate, and the statutory tax rates in Mexico, Germany, France, Netherlands, Uruguay, Ireland and Switzerland, as adjusted for the existence of net operating losses.  Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) In 2013, we filed suit against AVX Corporation alleging they were infringing our intellectual property. Given the complexity and significant costs incurred pursuing this litigation, we are excluding these litigation expenses from adjusted amounts. This matter proceeded to trial during the first quarter of 2016 and a federal jury awarded the Company $37.5 million in damages. To date, no gains have been recognized in connection with this litigation.

(c) During 2017 and 2016, we incurred costs primarily related to the transfer of our Beaverton, OR portable medical and Plymouth, MN vascular manufacturing operations to Tijuana, Mexico, the closure of our Arvada, CO site and the consolidation of our two Galway, Ireland sites.  In addition, 2017 costs also include expenses related to the closure of our Clarence, NY facility.

(d) Reflects acquisition and integration costs related to the acquisition of Lake Region Medical, which was acquired in October 2015.

(e) Amounts for 2017 primarily include expenses related to our CEO, CFO and Chief Human Resources Officer transitions. Amounts for 2016 primarily include legal and professional fees incurred in connection with the spin-off of Nuvectra, which was completed in March 2016.

(f) Represents debt extinguishment charges in connection with pre-payments made on our Term B Loan Facility during 2017, which are included in interest expense.

(g) Tax adjustments for the 2016 periods include a discrete tax benefit related to certain transaction costs of the Lake Region Medical acquisition and the spin-off of Nuvectra.

(h) The diluted weighted average shares for adjusted EPS for the nine month periods ended September 29, 2017 and September 30, 2016 include 223,000 and 455,000, respectively, of potentially dilutive shares not included in the computation of diluted weighted average common shares for GAAP diluted EPS purposes because their effect would have been anti-dilutive in that period.

(i) Represents the results of Nuvectra prior to its spin-off on March 14, 2016.

Table B: EBITDA and Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net Income (loss) (GAAP)	$13,690	$11,458	$12,341	$(1,972)

Interest expense	26,485	27,870	81,025	83,395
Benefit for income taxes	(1,700)	(2,741)	(430)	(1,386)
Depreciation	14,068	12,893	41,509	38,963
Amortization	11,051	9,473	33,075	28,451
EBITDA	63,594	58,953	167,520	147,451
IP related litigation	1,735	499	3,027	2,691
Stock-based compensation (excluding OOE)	2,149	1,950	7,806	5,773
Consolidation and optimization expenses	3,143	7,779	8,370	21,804
Acquisition and integration expenses	2,267	5,319	10,057	23,143
Asset dispositions, severance and other	854	272	6,528	5,057
Noncash (gain) loss on cost and equity method investments	(992)	245	3,833	(270)
Nuvectra results prior to spin-off(a)	—	—	—	3,665
Adjusted EBITDA (Non-GAAP)	$72,750	$75,017	$207,141	$209,314

(a) Represents the results of Nuvectra prior to its spin-off on March 14, 2016.

Table C: Organic Sales Growth Rate Reconciliation (% Change)

	GAAP Reported Growth	Impact of Nuvectra prior to Spin-off(a)	Impact of Foreign Currency(b)	Non-GAAP Organic Growth
QTD Change (3Q 2017 vs. 3Q 2016)
Medical Sales
Cardio & Vascular	7.4%	—	(0.4)%	7.0%
Cardiac & Neuromodulation	(6.0)%	—	—	(6.0)%
Advanced Surgical, Orthopedics & Portable Medical	7.4%	—	(1.0)%	6.4%
Total Medical Sales	3.1%	—	(0.5)%	2.6%
Non-Medical Sales	70.6%	—	—	70.6%
Total Sales	4.8%	—	(0.4)%	4.4%

YTD Change (9M 2017 vs. 9M 2016)
Medical Sales
Cardio & Vascular	8.5%	—	—	8.5%
Cardiac & Neuromodulation	(3.7)%	0.3%	—	(3.4)%
Advanced Surgical, Orthopedics & Portable Medical	4.3%	—	0.4%	4.7%
Total Medical Sales	3.2%	—	0.3%	3.5%
Non-Medical Sales	39.1%	—	—	39.1%
Total Sales	4.3%	—	0.2%	4.5%

(a) Cardiac & Neuromodulation sales for the first quarter of 2016 includes $1.2 million relating to Nuvectra prior to its spin-off on March 14, 2016. This amount is excluded from prior year amounts when calculating non-gaap organic percentage growth.

(b) Third quarter and year-to-date 2017 sales were impacted by approximately $1.6 million (positive impact) and $1.0 million (negative impact), respectively, due to foreign currency exchange rate fluctuations, primarily in our Advanced Surgical, Orthopedics & Portable Medical product line.

Table D: Non-GAAP Organic Growth Rate Reconciliation (% Change)

	GAAP Reported Growth	Impact of Non-GAAP Adjustment(a)	Impact of Foreign Currency(b)	Non-GAAP Organic Growth
QTD Change (3Q 2017 vs. 3Q 2016)
EBITDA	7.9%	(10.9)%	2.7%	(0.3)%
Net Income	19.5%	(17.4)%	6.3%	8.4%
Diluted EPS	16.2%	(17.4)%	6.0%	4.8%

YTD Change (9M 2017 vs. 9M 2016)
EBITDA	13.6%	(14.6)%	5.2%	4.2%
Net Income	NM	4.5%	15.9%	20.4%
Diluted EPS	NM	2.2%	15.4%	17.6%

(a) Represents the impact to our growth rate from our Non-GAAP adjustments. See Tables A and B for further detail on these items.

(b) Represents the impact to our growth rate of the $2.0 million foreign currency exchange loss increase ($1.6 million net of tax, $0.05 per diluted share) for the third quarter of 2017 compared to the third quarter of 2016 and $10.9 million foreign currency exchange loss increase ($8.7 million net of tax, $0.27 per diluted share) for the first nine months of 2017 compared to the first nine months of 2016.  These amounts are reported in other (income) loss, net in the condensed consolidated statement of operations.

(NM) Calculated change not meaningful.

Table E: Supplemental Financial Items Affecting Cash Flow
(dollars in millions)

	2017 Outlook	2016 Actual
Capital Expenditures	$50 - $55	$59
Depreciation and Amortization	~ $100	$91
Stock-Based Compensation	$13 - $15	$8
Working Capital Decrease	$0 - $10	$29
Other Operating Expense	$30 - $35	$62
Adjusted Effective Tax Rate	23% - 25%	23%
Cash Taxes, Net of Refunds	~$0	$7